Exhibit 99.1

Media Contact: Dana Stelsel Corporate Communications Manager (765) 771-5766 dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President – Finance and Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

Wabash National Corporation Announces Agreement to Acquire

Supreme Industries, Inc.

•	Accelerates Wabash National’s organic growth in the approximately $2.0B final mile equipment segment

•	Builds on Supreme’s 43-year heritage of truck body manufacturing and customer service, with Wabash National adding new technologies and innovation, manufacturing optimization and cost synergies

•	Larger manufacturing footprint and diverse portfolio better serves customers of both companies

•	Accretive in first full calendar year after close

•	Delivers on Wabash National’s strategic plan to diversify the business

LAFAYETTE and GOSHEN, Ind. – Aug. 8, 2017 – Lafayette, Ind.-based Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, and Goshen, Ind.-based Supreme Industries, Inc. (NYSE MKT: STS), a leading manufacturer of truck bodies, announced that they have entered into a definitive agreement under which Wabash National would acquire all of the outstanding shares of Supreme in a cash tender offer for $21 per share, which represents an equity value of $364 million and an enterprise value of $342 million.

Founded in 1974, Supreme is the second largest U.S. manufacturer of truck bodies with 2016 sales of $299 million. The company primarily manufactures light- and medium-duty truck bodies at seven facilities throughout the United States.

“Wabash National has been closely monitoring the transportation landscape as the growth of e-commerce has continued to change the logistics model,” said Dick Giromini, Wabash National’s chief executive officer. “We formally entered the final mile space in 2015 with the launch of our dry and refrigerated truck bodies, and we have been aggressively growing our presence and product offering over the past two years. This acquisition supports these efforts and accelerates our objective to transform our business into a more diversified industrial manufacturer.”

The acquisition will combine Supreme’s extensive medium- and light-duty commercial vehicle portfolio, distribution network, and regional manufacturing locations with Wabash National’s advanced composite technologies, expertise in lean manufacturing and optimization, engineering and design proficiency and strong supplier relationships.

Supreme provides Wabash National with significant growth and diversification benefits, in line with the company’s long-term strategic plan, including reduced dependence on dry van trailer demand, reduced cyclicality and new segments for growth.

Wabash National intends to build upon Supreme’s industry leadership, distributed manufacturing and installed sales force capacity to accelerate its successful organic truck body growth initiative, while preserving Supreme’s heritage of excellence in serving customers.

“This is a great opportunity for both companies to combine our strengths to provide an enhanced customer experience within the growing final mile delivery space,” Giromini added. “With Supreme, not only can Wabash National accelerate organic growth with our innovative DuraPlate®, honeycomb panel and molded structural composite (MSC) truck bodies, we can also provide a broader conventional product offering to our existing customer base.”

Wabash National expects to deliver at least $20 million in annual run-rate cost synergies by 2021. The expected cost synergies are primarily driven by corporate and procurement expenditures, and operational improvement savings. In addition, over time, Wabash National expects to achieve significant incremental revenue opportunities that neither company could obtain on a standalone basis.

Supreme Industries’ Chief Executive Officer Mark Weber commented, “This is an exciting day for Supreme. Combining with Wabash will enhance our ability to innovate more quickly and create more value for customers. We found a cultural fit with Wabash National. Because of their commitment to safety, innovation and customer relationships, I’m confident joining the Wabash National family will benefit our employees, customers and distributors.”

Transaction Terms

Under the terms of the agreement and plan of merger, Wabash has formed an acquisition subsidiary, Redhawk Acquisition Corporation, that will commence a tender offer to purchase all outstanding shares of Supreme for $21 per share. Following the completion of the tender offer, Wabash expects to consummate a merger of Redhawk Acquisition Corp. and Supreme in which shares of Supreme that have not been purchased in the tender offer will be converted into the right to receive the same cash price per share as paid in the tender offer. The tender offer and the merger are subject to customary closing conditions set forth in the merger agreement, including the acquisition by Redhawk Acquisition Corp. of a majority of Supreme’s outstanding shares at the time of the consummation of the tender offer and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The closing of the acquisition is expected to occur no later than the fourth quarter of 2017.

The transaction is not subject to any financing condition. Wabash has obtained committed bridge financing from Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank. The purchase price is expected to be funded by a combination of notes and cash.

The board of directors of Supreme, having determined that the offer and the merger are advisable, fair to, and in the best interests of Supreme and its stockholders, approved the agreement and plan of merger and the other transactions contemplated thereby, including the tender offer, and recommended that Supreme’s stockholders accept the offer and tender their shares in the offer when it is made.

Baird is acting as financial advisor to Supreme in connection with the transaction, and Haynes & Boone is providing legal advice. Morgan Stanley & Co. LLC is acting as financial advisor to Wabash, and Hogan Lovells is providing legal advice.

Conference Call

Wabash National will conduct a conference call to discuss the transaction on August 9, 2017, at 8:00 a.m. EDT. Access to the live webcast and accompanying documents will be available on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through November 1, 2017. Meeting access also will be available via conference call at 800-708-4539, participant code 45450322.

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About Wabash National Corporation

Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985 in Lafayette, Indiana, the company manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

About Supreme Industries

Supreme is a leading manufacturer of specialized commercial vehicles including truck bodies and specialty vehicles and has operations nationwide at seven manufacturing and component locations. Customers include national rental fleets, national and regional leasing companies, truck dealers and fleet operators. Additional information on Supreme is available via the internet at www.supremecorp.com.

Safe Harbor

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Wabash National Corporation’s and Supreme Industries, Inc.’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding Wabash National’s and Supreme Industries’ outlooks for trailer, truck body and specialized vehicle shipments, backlogs, expectations regarding demand levels for trailers, truck bodies, specialized vehicles, non-trailer equipment and other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, growth and diversification strategies and expectations with regards to capital allocation. These and other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include uncertain economic conditions including the possibility that customer demands may not meet expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, including the availability of chassis, risks in implementing and sustaining improvements in Wabash National’s or Supreme Industries’ manufacturing operations and cost containment efforts, changes in the costs or scope of certain regulatory actions, including product recalls, dependence on industry trends, timing and costs of indebtedness , the risk that the conditions to the offer or the merger set forth in the agreement and plan of merger will not be satisfied or waived, uncertainties as to the timing of the tender offer and merger, uncertainties as to how many Supreme stockholders will tender their stock in the offer, the risk that competing offers will be made, changes in either companies’ businesses during the period between now and the closing, the successful integration of Supreme into Wabash’s business subsequent to the closing of the transaction, adverse reactions to the proposed transaction by customers, suppliers or strategic partners; dependence on key personnel and customers, reliance on proprietary technology; management of growth and organizational change, risks associated with litigation, and competitive actions in the marketplace. Readers should review and consider the various disclosures made by Wabash National and Supreme Industries in this press release and in each company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

No Offer or Solicitation

The tender offer for Supreme Industries, Inc.’s outstanding common stock described in this press release has not commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Supreme Industries, Inc.’s common stock. At the time the tender offer is commenced, Wabash National Corporation and Redhawk Acquisition Corporation will file a tender offer statement on Schedule TO and related materials (including an offer to purchase, a letter of transmittal and other offer documents) with the U.S. Securities and Exchange Commission (SEC) and Supreme Industries, Inc. will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL) AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents (once they become available) will be available to all stockholders of Supreme Industries, Inc. free of charge on the SEC’s web site at http://www.sec.gov.